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                                                                EXHIBIT 10.15


NationsBank, N.A.
Commercial Banking
P.O. Box 1290
Wilmington, NC  28402-1290
Tel:  910 251-5208
Fax:  910 251-5317


August 22, 1996


Mr. Charlie Deignan
Applied Analytical Industries, Inc.
5051 New Centre Drive
Wilmington, North Carolina  28403

Dear Mr. Deignan:

NationsBank, N.A. has agreed to extend the maturity date on revolving notes 455 and 497 from August 31, 1996 for 90 days to November 30, 1996 in order to have time to appropriately review AAI's 1995 audited statements upon receipt.

If you have any questions regarding this extension, please do not hesitate to contact me.

Sincerely,

/s/ Caroline Parris

Caroline Parris
Commercial Loan Officer